Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of The Lexington Master Limited Partnership on Form 10-Q for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof, I, T. Wilson Eglin, Chief Executive Officer of the general partner of the Partnership, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the issuer.

/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer of General Partner
November 7, 2008

36